                                                                      Exhibit 23
            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-3 No. 333-121706, Form S-8 No 33-46953 and Form S-8 No 333-01102) of Lynch
Corporation and in the related Prospectus of our report dated March 16, 2005, except as to Note 4 as to which the date is March 31, 2005, with respect to the consolidated financial statements and schedules of Lynch Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Our audits also included the financial statement schedules of Lynch Corporation listed in Item 15(a). These schedules are the responsibility of Lynch
Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Providence, Rhode Island
March 31, 2005                                /s/  ERNST & YOUNG LLP